Exhibit 99.1

Stonepeak GP Investors Holdings LP
By: Stonepeak GP Investors Upper Holdings LP, its general partner
By: Stonepeak GP Investors Holdings Manager LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer, and Co-Founder
Date: 07/06/2023

Stonepeak GP Investors Upper Holdings LP
By: Stonepeak GP Investors Holdings Manager LLC, its general partner
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer, and Co-Founder
Date: 07/06/2023
Stonepeak GP Investors Holdings Manager LLC
By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Chairman, Chief Executive Officer, and Co-Founder
Date: 07/06/2023